                                                                    Exhibit 19.1


      AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 6/30/98


                                                                                          PERCENT OF
                                                       PERCENT OF          AGGREGATE       AGGREGATE
                                                        NUMBER OF         RECEIVABLE      RECEIVABLE
AGGREGATE RECEIVABLES BALANCE      NUMBER OF ACCTS          ACCTS            BALANCE         BALANCE


1.       5,000 or less                    33,884           69.26%    $ 56,322,318.02         10.47%

2.       5,000 - 10,000                    6,322           12.92%      44,680,004.11          8.31%

3.      10,000 - 25,000                    5,134           10.49%      79,407,213.77         14.77%

4.      25,000 - 50,000                    1,922            3.93%      66,411,161.79         12.35%

5.      50,000 - 75,000                      636            1.30%      38,671,478.26          7.19%

6.      75,000 - 100,000                     290            0.59%      25,244,606.71          4.69%

7.     100,000 - 250,000                     501            1.02%      76,348,930.11         14.20%

8.     250,000 - 500,000                     136            0.28%      46,296,650.51          8.61%

9.     500,000 - 1,000,000                    62            0.13%      42,366,064.16          7.88%

10.  1,000,000 - 5,000,000                    31            0.06%      47,084,773.08          8.76%

11.         Over 5,000,000                     2                       14,871,890.90          2.77%

Total:                                    48,920                     $537,705,091.42

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                       IDENTIFIED PORTFOLIO AS OF 6/30/98


                                                                                          PERCENT OF
                                                       PERCENT OF          AGGREGATE       AGGREGATE
                                                        NUMBER OF        RECEIVABLES     RECEIVABLES
REMAINING INSTALLMENT TERM         NUMBER OF ACCTS          ACCTS            BALANCE         BALANCE

03 Months or Less                        18,525           37.87%     $ 80,987,570.80        15.06%

04 to 06 Months                          17,206           35.17%      174,157,574.77        32.39%

07 to 09 Months                          12,690           25.94%      197,346,666.70        36.70%

10 to 12 Months                             294            0.60%       32,605,485.57         6.06%

13 to 18 Months                             108            0.22%       28,250,521.79         5.25%

More than 18 Months                          97            0.20%       24,357,271.79         4.53%


Total:                                   48,920                      $537,705,091.42

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 6/30/98


                                                       PERCENTAGE OF
                              AGGREGATE                    AGGREGATE
                            RECEIVABLES                  RECEIVABLES
STATES                          BALANCE                      BALANCE

CALIFORNIA              $118,184,046.77                       21.98%
TEXAS                     72,001,445.30                       13.39%
NEW YORK                  47,459,056.22                        8.83%
FLORIDA                   38,653,444.63                        7.19%
NEW JERSEY                33,024,910.48                        6.14%
PENNSYLVANIA              21,304,667.07                        3.96%
WASHINGTON                16,315,518.68                        3.03%
GEORGIA                   14,334,590.34                        2.67%
OHIO                      13,178,743.54                        2.45%
MASSACHUSETTS             11,926,057.13                        2.22%
ILLINOIS                  11,269,906.84                        2.10%
LOUISIANA                 10,085,448.06                        1.88%
MICHIGAN                   9,084,825.68                        1.69%
COLORADO                   8,907,400.52                        1.66%
OREGON                     8,820,664.22                        1.64%
ALASKA                     7,821,497.11                        1.45%
NORTH CAROLINA             7,311,846.72                        1.36%
INDIANA                    7,289,194.74                        1.36%
CONNECTICUT                6,880,619.48                        1.28%
SOUTH CAROLINA             6,605,924.73                        1.23%
VIRGINIA                   5,881,479.54                        1.09%
MARYLAND                   5,205,777.14                        0.97%
OKLAHOMA                   4,984,739.43                        0.93%
MINNESOTA                  4,650,991.09                        0.86%
WISCONSIN                  4,645,664.43                        0.86%
ALABAMA                    4,262,113.13                        0.79%
MISSOURI                   3,779,226.69                        0.70%
WEST VIRGINIA              3,664,756.74                        0.68%
ARIZONA                    3,579,015.00                        0.67%
ARKANSAS                   3,443,578.20                        0.64%
KENTUCKY                   3,274,977.01                        0.61%
HAWAII                     3,227,386.52                        0.60%
MISSISSIPPI                2,893,156.33                        0.54%
TENNESSEE                  2,566,732.50                        0.48%
NEVADA                     2,174,199.68                        0.40%
NEW HAMPSHIRE              1,692,693.51                        0.31%
UTAH                       1,551,073.17                        0.29%
MAINE                      1,131,576.99                        0.21%
IDAHO                      1,100,427.57                        0.20%
NEBRASKA                     928,516.75                        0.17%
MONTANA                      814,186.31                        0.15%
IOWA                         677,353.34                        0.13%
RHODE ISLAND                 633,523.00                        0.12%
WYOMING                      390,057.31                        0.07%
SOUTH DAKOTA                  66,635.58                        0.01%
DELAWARE                      15,686.28                        0.00%
ONTARIO                        7,152.80                        0.00%
NEW MEXICO                     1,491.29                        0.00%
BRITISH COLUMBIA                 721.98                        0.00%
KANSAS                           393.85                        0.00%


Total:                  $537,705,091.42

                            LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                         SIX MONTHS ENDED    TWELVE MONTHS ENDED
                                            JUNE 30, 1998      DECEMBER 31, 1997
                                            -------------      -----------------

Average Outstanding Principal Balance            $529,780              $562,229
Gross Charge Offs                                   1,477                 1,002
Recoveries                                            352                   102
Net Charge Offs                                     1,125                   900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance         0.42% (2)             0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO




                                                  AT JUNE 30,    AT DECEMBER 31,
                                                     1998              1997
                                                     ----              ----

Number of days a loan remains overdue after
     cancellation of the related insurance policy
          31-89 days                                  0.71%            1.17%
          90-270 days                                 1.18%            0.93%
          Over 270 days(1)                            0.00%            0.00%
                                                      -----            -----
               Total                                  1.89%            2.10%

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                        SIX MONTHS ENDED    TWELVE MONTHS ENDED
                                           JUNE 30, 1998      DECEMBER 31, 1997
                                           -------------      -----------------


Average Outstanding Principal Balance
     Receivables                               $529,780              $562,229
Interest & Fee Income                            30,622                63,462

Average Revenue Yield                             11.56%(1)             11.29%


(1)  Calculated on an annualized basis.